Exhibit 99.1

S.Y. Bancorp Announces Third Quarter 2011 Earnings of $5.8 Million or $0.42 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 19, 2011--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported earnings for the third quarter and first nine months of 2011. The Company's results reflected growth in net interest income, along with another solid performance by its investment management and trust department and lower non-interest expense. This growth, however, was offset by an increase in the provision for loan losses resulting from continued economic pressures on borrowers, as well as lower other non-interest income. Amid these cross currents, net income per diluted share for the third quarter declined 9% to $0.42 compared with the prior-year period, while net income per diluted share for the first nine months of the year increased 2% to $1.25. The following is a summary of the Company's reported results:

Quarter Ended September 30,	2011	2010	Change
Net income	$5,774,000	$6,365,000	(9%)
Net income per share, diluted	$0.42	$0.46	(9%)
Return on average equity	12.59%	15.25%
Return on average assets	1.16%	1.35%

Nine Months Ended September 30,	2011	2010	Change
Net income	$17,262,000	$16,902,000	2%
Net income per share, diluted	$1.25	$1.23	2%
Return on average equity	13.03%	14.01%
Return on average assets	1.19%	1.24%

Commenting on the results, David Heintzman, Chairman and Chief Executive Officer, said, "Stock Yards Bank & Trust turned in another solid overall performance for the third quarter. Our loan portfolio was up slightly from the second quarter of 2011 during a time of mounting economic and political uncertainty, and was 3% higher on a year-over-year basis. Deposits also continued to rise and investment management and trust department income advanced 10% over the prior-year quarter. Each of these metrics indicates that, despite challenging business conditions, the Bank's markets, competitive position and strategic direction remained fundamentally strong during the third quarter.

"That said, we have long warned that an extended downturn in the economy, such as we have witnessed over the past several years, will increasingly take a toll on borrowers and affect credit quality," Heintzman continued. "During the third quarter, we saw the results of these pressures at Stock Yards Bank. In response to these challenges, we increased our loan loss provision for the third quarter of 2011, which largely accounted for the decline in earnings per diluted share versus the year-earlier quarter.

"We continue to believe the Bank's credit culture and its strategic direction position our company to weather the current economic downturn," Heintzman added. "Today's tough business conditions will not quickly subside, so additional turbulence is likely until the economy finds firmer footing – in terms of a stable housing market, job growth, confidence in the economy, and other factors. Against this backdrop, we remain confident that our strategies for market expansion, which have diversified our business across Louisville, Indianapolis and Cincinnati, will provide additional opportunities to expand the reach of our services. Also, the revenue diversification that we have created with our investment management and trust department, which has increased its assets under management 9% to $1.722 billion during the past 12 months, continues to drive a high level of non-interest income for the Bank." Heintzman noted that new business for the Bank's investment management and trust services has remained strong, as has the retention of existing relationships.

S.Y. Bancorp's total assets increased $106.8 million or 6% to $1.988 billion at September 30, 2011, from $1.881 billion at September 30, 2010. The Company's loan portfolio increased $49.7 million or 3% to $1.539 billion at September 30, 2011, compared with $1.489 billion at September 30, 2010. Total deposits increased $113.8 million or 8% to $1.577 billion at September 30, 2011, from $1.463 billion a year ago.

In the third quarter of 2011, capital levels continued to strengthen and remained well above those required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. The Tier 1 leverage ratio, Tier 1 risk-based capital ratio and Total risk-based capital ratio at September 30, 2011, were 10.50%, 12.56% and 14.43%, respectively, all exceeding the required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets was 9.20% as of September 30, 2011, up from 9.17% at June 30, 2011, and 8.88% at September 30, 2010 (see reconciliation of GAAP/non-GAAP measures later in this release). The Company intends to maintain capital ratios at these historically high levels at least until such time as the economy demonstrates sustained improvement.

Net interest income – the Company's largest source of revenue – increased $576,000 or 3% in the third quarter of 2011 to $17.8 million from $17.2 million in the year-earlier period. This change reflected primarily an increased level of interest-earning assets. In the third quarter of 2011, net interest margin was 3.87%, down 11 basis points from 3.98% in the second quarter of 2011, and down 10 basis points from 3.97% in the third quarter of 2010. Historically low interest rates combined with an ongoing higher level of non-accrual loans have pressured loan yields, and the low rates earned on excess liquidity also has had a detrimental effect on margins. For the first nine months of 2011, net interest income increased $3.1 million or 6% to $52.7 million from $49.6 million in the prior-year period. Net interest margin for the first nine months of 2011 increased two basis points to 3.95% from 3.93% a year ago, and ongoing pressure on net interest margin may continue depending on competitive loan pricing and balance sheet efficiency.

Non-performing loans (NPLs) totaled $27.9 million or 1.81% of total loans outstanding at September 30, 2011, up from $17.5 million or 1.14% of total period-end loans at June 30, 2011, and $12.5 million or 0.84% of period-end loans at September 30, 2010. The increase in non-accrual loans from the second quarter of 2011 primarily reflected the impact of a single commercial and industrial loan that transitioned to non-performing status after an extended period of time on the Company's watch list. The Company believes this credit is now moving toward an orderly liquidation. Non-performing assets (NPAs), which include NPLs, other real estate owned (OREO) and repossessed assets, increased to $36.1 million or 1.81% of total assets at September 30, 2011, compared with $24.7 million or 1.27% of total assets at June 30, 2011, and was up from $17.4 million or 0.93% of total assets at September 30, 2010. While NPLs and NPAs are well above the Company's historic range for these metrics, the credit watch list remains stable. Still, the Company's credit quality metrics have continued to trend significantly below those of $1-to-$2.5 billion publicly traded banks, which as of June 30, 2011 (third quarter peer data is not yet available), posted average NPLs and NPAs of 3.65% and 4.05%, respectively, according to a leading industry data service.

The Company currently sees no signs of strengthening in the credit cycle. The economic recovery continues to be uncertain and inconsistent, and the prolonged economic downturn experienced by many borrowers continues to create the further possibility of credit fatigue as traditionally solid and stable borrowers are affected increasingly by a weaker business environment. These conditions will likely have an ongoing impact on borrowers until the real estate market and overall business conditions improve. Additionally, should market conditions worsen and foreclosed assets increase significantly, the Company's flexibility to approach collateral sales in an orderly fashion to minimize losses may be reduced and management may be forced to liquidate problem loans more rapidly, thus increasing the loss on these assets.

Net charge-offs in the third quarter of 2011 totaled $2.6 million or 0.17% of average loans, up from $2.0 million or 0.13% of average loans in the second quarter of 2011 and $1.2 million or 0.08% of average loans in the year-earlier period. The majority of the third quarter 2011 charge-offs arose from the same commercial and industrial loan placed on non-accrual status. Net charge-offs for the first nine months of 2011 currently annualize to 0.39% of average loans compared with 0.23% of average loans in the prior-year period.

The Company's loan loss provision for the third quarter of 2011 was $4.1 million, which increased the Company's allowance for loan losses to 1.89% of total loans at September 30, 2011. The higher provision reflected both the increase in NPLs as well as the increase in net charge-offs for the third quarter. In the second quarter of 2011, the provision was $2.6 million and the allowance was 1.79% of total loans at June 30, 2011. In the third quarter of 2010, the provision was $2.7 million and the allowance was 1.64% at September 30, 2010. Since the Company is unable to determine how long business and economic conditions will continue to be depressed or when they will begin to improve meaningfully, S.Y. Bancorp intends to remain cautious in assessing the potential risk in its loan portfolio. Accordingly, the Company expects the allowance for loan losses to remain at a high level compared with historic amounts until there are clearer signs of a sustained economic recovery and, thus, a reduction in overall credit risk.

Non-interest income decreased $404,000 or 5% to $7.9 million in the third quarter of 2011 compared with $8.3 million in the same quarter last year. The decrease primarily reflected lower other non-interest income, which more than offset an increase in trust department income and bankcard transaction revenue for the third quarter. Non-interest income decreased $146,000 or 1% to $24.0 million in the first nine months of 2011 compared with $24.2 million in the prior-year period. The value of Company’s investment in a domestic private investment fund declined $601,000 in the third quarter of 2011 and $703,000 year-to-date.

Non-interest expense decreased $607,000 or 4% to $13.3 million in the third quarter of 2011 versus $13.9 million in the same period last year, largely due to the reversal of many performance-based bonus accruals as the Company has not achieved specified performance thresholds. Non-interest expense increased $806,000 or 2% to $42.9 million in the first nine months of 2011 compared with $42.0 million in the same period last year due to higher other non-interest expense earlier in 2011. The Company's third quarter efficiency ratio was 51.13% compared with 53.79% in the third quarter of 2010.

In August 2011, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.18 per share. The latest dividend was distributed on October 3, 2011, to stockholders of record as of September 12, 2011.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.9 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

The following table provides a reconciliation of total stockholders' equity in accordance with GAAP to tangible common equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

S.Y. Bancorp, Inc. Tangible Common Equity Ratio (Amounts in thousands)

	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010
Total stockholders' equity (a)	$183,553	$178,825	$167,609
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$182,871	$178,143	$166,927

Total assets (b)	$1,987,954	$1,943,384	$1,881,122
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$1,987,272	$1,942,702	$1,880,440

Total stockholders' equity to total assets (a/b)	9.23%	9.20%	8.91%
Tangible common equity ratio (c/d)	9.20%	9.17%	8.88%

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release
(In thousands unless otherwise noted)
	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Income Statement Data
Net interest income, fully tax equivalent (1)	$18,160	$17,597	$53,874	$50,541
Interest income
Loans	$19,868	$20,285	$59,343	$59,214
Federal funds sold	72	41	167	85
Mortgage loans held for sale	46	97	143	216
Securities	1,630	1,595	4,817	4,908
Total interest income	21,616	22,018	64,470	64,423
Interest expense
Deposits	2,520	3,210	7,845	10,286
Securities sold under agreements to repurchase	68	89	199	257
Federal funds purchased	8	14	31	31
Federal Home Loan Bank advances	368	622	1,093	1,703
Subordinated debentures	862	869	2,586	2,591
Total interest expense	3,826	4,804	11,754	14,868
Net interest income	17,790	17,214	52,716	49,555
Provision for loan losses	4,100	2,695	9,500	7,774
Net interest income after provision for loan losses	13,690	14,519	43,216	41,781
Non-interest income
Investment management and trust income	3,347	3,045	10,545	9,538
Service charges on deposit accounts	2,167	2,250	6,125	6,435
Bankcard transaction revenue	945	837	2,782	2,451
Gains on sales of mortgage loans held for sale	574	601	1,397	1,431
Gain (loss) on the sale of securities	-	159	-	159
Brokerage commissions and fees	570	525	1,613	1,484
Bank owned life insurance	257	251	761	742
Other non-interest income	(2)	594	792	1,921
Total non-interest income	7,858	8,262	24,015	24,161
Non-interest expense
Salaries and employee benefits expense	7,528	8,197	24,576	24,605
Net occupancy expense	1,314	1,136	3,901	3,708
Data processing expense	1,283	1,119	3,766	3,578
Furniture and equipment expense	306	316	998	951
FDIC insurance expense	339	498	1,299	1,500
Other non-interest expenses	2,532	2,643	8,314	7,706
Total non-interest expense	13,302	13,909	42,854	42,048
Net income before income tax expense	8,246	8,872	24,377	23,894
Income tax expense	2,472	2,507	7,115	6,992
Net income	$5,774	$6,365	$17,262	$16,902

Weighted average shares - basic	13,799	13,701	13,778	13,679
Weighted average shares - diluted	13,838	13,807	13,844	13,770

Net income per share, basic	$0.42	$0.46	$1.25	$1.24
Net income per share, diluted	0.42	0.46	1.25	1.23
Cash dividend declared per share	0.18	0.17	0.54	0.51

Balance Sheet Data (at period end)
Total loans			$1,539,055	$1,489,398
Allowance for loan losses			29,066	24,433
Total assets			1,987,954	1,881,122
Non-interest bearing deposits			285,265	251,481
Interest bearing deposits			1,291,295	1,211,298
Federal home loan bank advances			60,434	80,445
Subordinated debentures			40,900	40,900
Stockholders' equity			183,553	167,609
Total shares outstanding			13,801	13,707
Book value per share			13.30	12.23
Market value per share			18.62	24.82

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Average Balance Sheet Data
Average federal funds sold	$98,996	$64,288	$76,736	$50,328
Average investment securities	216,541	203,319	216,126	202,847
Average loans	1,541,899	1,484,741	1,526,296	1,461,179
Average earning assets	1,861,715	1,760,255	1,823,239	1,719,928
Average assets	1,978,408	1,871,048	1,940,779	1,827,255
Average interest bearing deposits	1,285,778	1,211,725	1,264,051	1,213,098
Average total deposits	1,563,580	1,464,119	1,533,617	1,444,135
Average securities sold under agreement to repurchase	67,079	55,971	59,675	54,151
Average federal funds purchased	17,862	26,082	21,587	20,363
Average short-term borrowings	1,286	1,212	1,217	1,250
Average long-term debt	101,335	117,650	101,338	108,382
Average interest bearing liabilities	1,473,340	1,412,640	1,447,868	1,397,244
Average stockholders' equity	181,933	165,578	177,179	161,298

Performance Ratios
Annualized return on average assets	1.16%	1.35%	1.19%	1.24%
Annualized return on average equity	12.59%	15.25%	13.03%	14.01%
Net interest margin, fully tax equivalent	3.87%	3.97%	3.95%	3.93%
Non-interest income to total revenue, fully tax equivalent	30.20%	31.95%	30.83%	32.34%
Efficiency ratio	51.13%	53.79%	55.02%	56.29%

Capital Ratios
Average stockholders' equity to average assets	9.20%	8.85%	9.13%	8.83%
Tier 1 risk-based capital			12.56%	11.99%
Total risk-based capital			14.43%	13.87%
Leverage			10.50%	10.29%

Loans by Type
Commercial and industrial			$381,644	$336,594
Construction and development			152,891	174,546
Real estate mortgage - commercial investment			362,498	342,131
Real estate mortgage - owner occupied commercial			328,893	303,574
Real estate mortgage - 1-4 family residential			158,594	159,604
Home equity - first lien			38,766	40,428
Home equity - junior lien			81,143	95,368
Consumer			34,626	37,153

Asset Quality Data
Allowance for loan losses to total loans			1.89%	1.64%
Allowance for loan losses to average loans	1.89%	1.65%	1.90%	1.67%
Allowance for loan losses to non-performing loans			104.20%	195.54%
Nonaccrual loans			$22,673	$8,485
Troubled debt restructuring			3,931	3,544
Loans - 90 days past due & still accruing			1,290	466
Total non-performing loans			27,894	12,495
OREO and repossessed assets			8,165	4,943
Total non-performing assets			36,059	17,438
Non-performing loans to total loans			1.81%	0.84%
Non-performing assets to total assets			1.81%	0.93%
Net charge-offs to average loans (2)	0.17%	0.08%	0.39%	0.23%
Net charge-offs	$2,598	$1,195	$5,977	$3,341

Other Information
Total assets under management (in millions)			$1,722	$1,578
Full-time equivalent employees			468	473

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release

	Five Quarter Comparison
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Income Statement Data
Net interest income, fully tax equivalent (1)	$18,160	$18,005	$17,709	$17,723	$17,597
Net interest income	$17,790	$17,611	$17,315	$17,324	$17,214
Provision for loan losses	4,100	2,600	2,800	3,695	2,695
Net interest income after provision for loan losses	13,690	15,011	14,515	13,629	14,519
Investment management and trust income	3,347	3,661	3,537	3,722	3,045
Service charges on deposit accounts	2,167	2,034	1,924	2,165	2,250
Bankcard transaction revenue	945	960	877	862	837
Gains on sales of mortgage loans held for sale	574	441	382	890	601
Gain (loss) on the sale of securities	-	-	-	-	159
Brokerage commissions and fees	570	530	513	652	525
Bank owned life insurance	257	255	249	253	251
Other non-interest income	(2)	271	523	1,034	594
Total non-interest income	7,858	8,152	8,005	9,578	8,262
Salaries and employee benefits expense	7,528	8,648	8,400	8,880	8,197
Net occupancy expense	1,314	1,357	1,230	1,226	1,136
Data processing expense	1,283	1,346	1,137	1,256	1,119
Furniture and equipment expense	306	337	355	321	316
FDIC Insurance expense	339	339	621	538	498
Other non-interest expenses	2,532	2,698	3,084	2,862	2,643
Total non-interest expense	13,302	14,725	14,827	15,083	13,909
Net income before income tax expense	8,246	8,438	7,693	8,124	8,872
Income tax expense	2,472	2,441	2,202	2,073	2,507
Net income	$5,774	$5,997	$5,491	$6,051	$6,365

Weighted average shares - basic	13,799	13,789	13,747	13,720	13,701
Weighted average shares - diluted	13,838	13,879	13,837	13,822	13,807

Net income per share, basic	$0.42	$0.43	$0.40	$0.44	$0.46
Net income per share, diluted	0.42	0.43	0.40	0.44	0.46
Cash dividend declared per share	0.18	0.18	0.18	0.18	0.17

Balance Sheet Data (at period end)
Total loans	$1,539,055	$1,538,950	$1,517,786	$1,508,425	$1,489,398
Allowance for loan losses	29,066	27,564	26,956	25,543	24,433
Total assets	1,987,954	1,943,384	1,919,323	1,902,945	1,881,122
Non-interest bearing deposits	285,265	266,745	263,166	247,465	251,481
Interest bearing deposits	1,291,295	1,265,626	1,253,299	1,246,003	1,211,298
Federal home loan bank advances	60,434	60,437	60,439	60,442	80,445
Subordinated debentures	40,900	40,900	40,900	40,900	40,900
Stockholders' equity	183,553	178,825	173,361	169,861	167,609
Total shares outstanding	13,801	13,799	13,780	13,737	13,707
Book value per share	13.30	12.96	12.58	12.37	12.23
Market value per share	18.62	23.25	25.16	24.55	24.82

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2011 Earnings Release

	Five Quarter Comparison
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Average Balance Sheet Data
Average loans	$1,541,899	$1,529,039	$1,507,574	$1,492,674	$1,484,741
Average assets	1,978,408	1,932,317	1,910,869	1,907,385	1,871,048
Average earning assets	1,861,715	1,813,943	1,793,309	1,794,477	1,760,255
Average total deposits	1,563,580	1,527,510	1,509,160	1,484,224	1,464,119
Average long-term debt	101,335	101,338	101,340	115,039	117,650
Average interest bearing liabilities	1,473,340	1,442,734	1,427,017	1,442,271	1,412,640
Average stockholders' equity	181,933	176,579	172,926	170,320	165,578

Performance Ratios
Annualized return on average assets	1.16%	1.24%	1.17%	1.26%	1.35%
Annualized return on average equity	12.59%	13.62%	12.88%	14.10%	15.25%
Net interest margin, fully tax equivalent	3.87%	3.98%	4.00%	3.92%	3.97%
Non-interest income to total revenue, fully tax equivalent	30.20%	31.17%	31.13%	35.08%	31.95%
Efficiency ratio	51.13%	56.29%	57.66%	55.25%	53.79%

Capital Ratios
Average stockholders' equity to average assets	9.20%	9.14%	9.05%	8.93%	8.85%
Tier 1 risk-based capital	12.56%	12.26%	12.12%	12.06%	11.99%
Total risk-based capital	14.43%	14.12%	13.98%	13.93%	13.87%
Leverage	10.50%	10.55%	10.45%	10.31%	10.29%

Loans by Type
Commercial and industrial	$381,644	$365,008	$345,340	$343,956	$336,594
Construction and development	152,891	158,412	158,559	159,482	174,546
Real estate mortgage - commercial investment	362,498	382,753	380,093	362,904	342,131
Real estate mortgage - owner occupied commercial	328,893	313,531	315,231	316,291	303,574
Real estate mortgage - 1-4 family residential	158,594	159,320	157,479	157,983	159,604
Home equity - 1st lien	38,766	38,376	39,781	39,449	40,428
Home equity - junior lien	81,143	83,880	85,870	91,813	95,368
Consumer	34,626	37,670	35,433	36,547	37,153

Asset Quality Data
Allowance for loan losses to total loans	1.89%	1.79%	1.78%	1.69%	1.64%
Allowance for loan losses to average loans	1.89%	1.80%	1.79%	1.71%	1.65%
Allowance for loan losses to non-performing loans	104.20%	157.66%	178.72%	132.25%	195.54%
Nonaccrual loans	$22,673	$15,570	$10,747	$14,388	$8,485
Troubled debt restructuring	3,931	250	2,878	2,882	3,544
Loans - 90 days past due & still accruing	1,290	1,663	1,458	2,044	466
Total non-performing loans	27,894	17,483	15,083	19,314	12,495
OREO and repossessed assets	8,165	7,187	9,138	5,445	4,943
Total non-performing assets	36,059	24,670	24,221	24,759	17,438
Non-performing loans to total loans	1.81%	1.14%	0.99%	1.28%	0.84%
Non-performing assets to total assets	1.81%	1.27%	1.26%	1.30%	0.93%
Net charge-offs to average loans (2)	0.17%	0.13%	0.09%	0.17%	0.08%
Net charge-offs	$2,598	$1,992	$1,387	$2,585	$1,195

Other Information
Total assets under management (in millions)	$1,722	$1,809	$1,791	$1,698	$1,578
Full-time equivalent employees	468	466	473	475	473

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and Chief Financial Officer